UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

TANDY BRANDS ACCESSORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 548-0090

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2008, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Company’s Compensation Committee, approved the Company’s fiscal 2009 management incentive plan, pursuant to which cash bonuses for the Company’s executive officers will be determined for fiscal 2009. A summary of the manner in which cash bonuses are to be determined under the management incentive plan is set forth in Exhibit 10.1 and is incorporated herein by reference.

Upon recommendation of the Company’s Compensation Committee, the Board of Directors also approved the Company’s 2009 long-term incentive program, pursuant to which performance units will be awarded to certain of the Company’s executive officers for the performance period beginning January 1, 2009 and ending June 30, 2011. A summary of the 2009 long-term incentive program is set forth in Exhibit 10.2 and is incorporated herein by reference. All awards issued pursuant to this program are made under the Company’s 2002 Omnibus Plan.

Item 8.01	Other Events.

In light of the ongoing decline in economic conditions and in an effort to preserve capital and enhance the Company’s financial flexibility, on December 12, 2008, the Company’s Board of Directors voted to suspend the Company’s quarterly cash dividend. As a result, no quarterly dividend will be paid for the second quarter of fiscal 2009. The Board will reassess the dividend suspension on an ongoing basis.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Summary of Fiscal 2009 Management Incentive Plan for Tandy Brands Accessories, Inc.

Exhibit 10.2	Summary of 2009 Long-Term Incentive Program for Tandy Brands Accessories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: December 23, 2008

By: /s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Summary of Fiscal 2009 Management Incentive Plan for Tandy Brands Accessories, Inc.

Exhibit 10.2	Summary of 2009 Long-Term Incentive Program for Tandy Brands Accessories, Inc.

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